Exhibit 99(2)

               Madison First                                               Stock
                   Federal Savings                                         Order
                     and Loan Association                                   Form

                                        ----------------------------------------
                                         Note:  Please read the Stock Order Form
                                           Instructions and Guide on the back as
                                                         you complete this form.

                                        ----------------------------------------





DEADLINE:     The  Subscription  Offering  will  expire at ____ p.m.,  local time, on December 11, 1996, unless extended. The Direct Community
              Offering may terminate as early as ___________, 1996, or at any time thereafter, but not later than __________, 1996, unless extended.

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(1) Number of Shares                Purchase Price         (2) Total Payment Due

--------------------                 X $10.00 =            ---------------------
The minimum number of shares that may be subscribed for is 25 shares. Members of Madison First Federal Savings and Loan Association ("Madison") may subscribe in the Subscription Offering for a maximum of 10,000 shares per eligible account and/or eligible loan. Notwithstanding the foregoing sentence, the maximum number of shares which may be purchased in the Subscription Offering by any subscribing member (including wuch person's Associates) or group acting in concert is 20,000 shares. A member who, together with his/her Associates and persons acting in concert, has subscribed for shares in the Subscription Offering may subscribe for a number of additional shares in the Direct Community Offering that does not exceed the lesser of (i) 10,000 shares, or (ii) the number of shares which, when added to the number of shares subscribed for by the member in the Subscription Offering, would not exceed 20,000. The maximum number of shares which may be purchased in the Direct Community Offering by any person (including such person's Associates) or persons acting in concert is 10,000 in the aggregate. See the Stock Order Form Instructions and Guide on the back.

                                             Important Subscription
         Method of Payment                   Offering Information
         -----------------                   --------------------
(3) |_|  Enclosed is a check, bank  (5) a |_|Eligible Account Holder -- Check
         draft or money order made           here if you were a depositor of at
         payable to Madison First            least $50.00 at Madison on December
         Federal Savings and Loan            31, 1994.  Enter information below
         Association ("Madison")             for all deposit accounts that you
         in the amount of:                   had at Madison on December 31,
                                             1994.

                                      (5) b |_|Supplemental Eligible Account
------------------ Cash can be used            Holder -- Check here if you were
$                  only if presented           a depositor of at least $50.00 at
                   in person at one            Madison on September 30, 1996,
                   of Madison's                but are not an Eligible Account
                   offices.                    Holder.  Enter information below
------------------                             for all deposit accounts that you
                                               had at Madison on September 30,
                                               1996.

                                      (5) c |_|Other Member -- Check here if you
(4) |_|  The undersigned authorizes            had a loan at Madison on November
         withdrawal from this (these)          1, 1996, or if you were a
         account(s) at Madison.                depositor at Madison on November
         Please contact the Stock              1, 1996, but are not an Eligible
         Information Center if you             Account Holder or Supplemental
         wish to use your IRA for              Account Holder.
         stock purchase.

Account Number    Amount        Account Title        Deposit    Loan     Account
                                (Names on Accounts)  Account   Account   Number
-------------------------       ------------------------------------------------
                  $                                    [ ]       [ ]

                  $                                    [ ]       [ ]

                  $                                    [ ]       [ ]

Total Withdrawal  $                                    [ ]       [ ]
Amount
                --------        ------------------------------------------------
There is no penalty for early withdrawals used for stock payment.

                 Important Direct Community Offering Information

(6) a [ ] Check here if you are a resident of Jefferson County, Indiana.

            Stock Registration (See back under Stock Ownership Guide)

(7) Form of Stock Ownership:
[ ] Individual  [ ] Joint tenants with right of survivorship
[ ] Tenants in common   [ ] Uniform Gifts Transfer to Minors
[ ] Fiduciary (i.e., trust estate, etc.)    [ ] Corporation or Partnership
[ ] Other __________________________________________________

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(8) Name(s) in which your stock                Social Security No. or Tax ID No.
    is to be registered
    (Please Print Clearly)
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Name(s) continued

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Street Address     City             County               State          Zip Code

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(9) Telephone Information    Daytime Phone (     )        Evening Phone (      )

                             ---------------------------------------------------

(10) NASD Affiliation. |_| Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with a NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

(11) Acknowledgement. To be effective, this fully completed Stock Order Form must be actually received together with an executed from of certification, by Madison no later than December 11, 1996, otherwise this Stock Order Form and all subscription rights will be void. All Stock Order Forms submitted in the Subscription Offering must be actually received by Madison no later than _____ p.m., local time, on December 11, 1996, unless extended. All Stock Order Forms submitted in the Direct Community Offering shouldreceived by _____ p.m., local time, on December 11, 1996, because the Direct Community Offering is expected to terminate at that time, although it could terminate as late as January 25, 1997, unless extended. Completed Stock Order Forms, together with the required payment or withdrawal authorization and form of Certification, may be delivered to Madison or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. ALL RIGHTS EXERCISABLE HEREUNDER ARE NOT TRANSFERABLE AND SHARES PURCHASED UPON EXERCISE OF SUCH RIGHTS MUST BE PURCHASED FOR THE ACCOUNT OF THE PERSON EXERCISING SUCH RIGHTS.

         It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion ("Plan of Conversion") of Madison described in the accompanying Subscription and Direct Community Offering Prospectus dated November ___, 1996. The undersigned acknowledges receipt of such Prospectus. If the Plan of Conversion is not approved by the voting members of Madison at a Special Meeting to be held on December 18, 1996, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly. The undersigned agrees that after receipt by Madison, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed with 45 days of the completion of the Subscription Offering) without Madison's consent and if authorization to withdraw from deposit accounts at Madison has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

         Under penalty of perjury, the undersigned certifies that the Social Security or Tax ID Number and the information provided in this Stock Order Form are true, correct and complete, that he/she is not subject to back-up withholding and that he/she is purchasing for his/her own account and that there is no agreement or understanding regarding the transfer of his/her subscription rights or the sale or transfer of these shares.

         Applicable State and Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Madison will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer.
         The undersigned acknowledges that the common stock offered is not a savings or deposit account and is not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency. A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ACCOMPANIED BY A SIGNED AND DATED FORM OF CERTIFICATION.

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(12) Signature                Date        Signature                         Date

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              FOR OFFICE USE ONLY                  STOCK INFORMATION CENTER
-------------------------------------                Madison First Federal
Date Received ______/______/______                      Savings and Loan
                                                        303 Clifty Drive
Category _______________                                  P.O. Box 626
                                                    Madison, Indiana 47250
-------------------------------------                 (812)____________
Order #__________ Deposit __________

Batch #__________ Date Input ____/____/____

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



               MADISON FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION

           -----------------------------------------------------------

                   SUBSCRIPTION AND DIRECT COMMUNITY OFFERING
                     STOCK ORDER FORM INSTRUCTIONS AND GUIDE
          ------------------------------------------------------------

---------------------
Stock Ownership Guide
---------------------

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," "single person," etc.

Joint Tenants with Right of Survivorship

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfer to Minors

Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST," while the Uniform Transfer to Minors Act is "Unif Tran Min Act." Standard U.S. Postal Service state abbreviation should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Indiana Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act, IN (use minor's social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

          * The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation list the corporation's title before the individual.

          * The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

          * A copy and description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

          * The date of the document governing the relationship except that the date of a trust created by a will need not be included in the description.

          * The name of the maker, donor, or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form to Madison's offices. If you are purchasing in the Subscription Offering, your properly completed Stock Order Form and executed Certification, together with payment in full (or withdrawal authorization) at the Purchase Price, must be received by Madison no later than _____p.m. Madison, Indiana, time, on December 11, 1996. If you are purchasing in the Direct Community Offering, your properly completed Stock Order Form and executed Certification, together with payment in full (or withdrawal authorization) at the Purchase Price, must be received by Madison no later than _____ p.m., Madison, Indiana, time, on December 11, 1996, because the Direct Community Offering is expected to terminate at that time. However, the Direct Community Offering may terminate as late as January 25, 1997, unless extended. Stock Order Forms shall be deemed received only upon actual receipt at Madison's office.

If you need  further  assistance,  please call the Stock  Information  Center at
(812)____________. We will be pleased to help you with the completion of your Stock Order Form or answer any questions you may have.

Item Instructions


Items 1 and 2 -

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $10.00 per share. The minimum purchase is 25 shares. Members of Madison may subscribe in the Subscription Offering for a maximum of 10,000 shares per eligible account and/or eligible loan. Notwithstanding the foregoing sentence, the maximum number of shares which may be purchased in the Subscription Offering by any subscribing member (including wuch person's Associates) or group acting in concert is 20,000 shares. A member who, together with his/her Associates and persons acting in concert, has subscribed for shares in the Subscription Offering may subscribe for a number of additional shares in the Direct Community Offering that does not exceed the lesser of (i) 10,000 shares, or (ii) the number of shares which, when added to the number of shares subscribed for by the member in the Subscription Offering, would not exceed 20,000. The maximum number of shares which may be purchased in the Direct Community Offering by any person (including such person's Associates) or persons acting in concert is 10,000 in the aggregate. Madison reserves the right to reject any order received in the Community Offering, in whole or in part.

Item 3 -

Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Madison. Your funds will earn interest at Madison's possbook rate until the conversion is completed or terminated. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by cash, check , bank draft or money order.

Item 4 -

If you pay for your stock by a withdrawal from a Madison deposit account, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. Please contact the Stock Information Center for information regarding purchases from an Individual Retirement Account.

Item 5 -

a. Please check this box if you are a depositor of Madison as of December 31, 1994 (Eligible Account Holder). You must list the full title and account numbers of all accounts you had at these dates in order to ensure proper identification of your subscription rights and to receive credit for your qualifying deposits.

b. Please check this box if you are a depositor of Madison on September 30, 1996 (Supplemental Eligible Account Holder). You must list the name of all deposit accounts you had on this date in order to ensure proper identification of your subscription rights and to receive credit for your qualifying deposits.

c. Please check this box if you had a loan at Madison on November 1, 1996, or if you were a depositor on November 1, 1996, but are not an Eligible Account Holder or Supplemental Eligible Account Holder. You must list the full title and account numbers of all accounts that you had on November 1, 1996, in order to ensure proper identification of your subscription rights.

Item 6 -

Please check the box if you are a resident of Jefferson County, Indiana.

Items 7, 8 and 9 -

The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your common stock. Please complete items 6, 7 and 8 as fully and accurately as possible, and be certain to supply your social security number or tax identification number and your daytime and evening telephone number(s). If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

Item 10 -

Please check this box if you are a member of the NASD or if this item otherwise applies to you.

Items 11 and 12 -

Please sign and date the Stock Order Form where indicated. Review the Stock Order form carefully before you sign, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center. The Stock Information Center phone number is
(812)_________. The Stock Information Center is open between the hours of _____ a.m. and _____ p.m., Monday through Friday.
                                A valid  stock  order  form must be  signed  and
dated on the front of this form.

                              FORM OF CERTIFICATION

         I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY MADISON FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION, OR BY THE FEDERAL GOVERNMENT.

         If  anyone   asserts  that  this  security  is  federally   insured  or
guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director, Ronald N. Karr at (312) 565-5300.

         I further certify that, before purchasing the common stock, without par value, of River Valley Bancorp, I received an offering circular (also known as the prospectus).

         The offering circular that I received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

          1.   Potential Impact of Changes in Interest Rates (page 25)

          2.   Divestiture of Hanover Branch (page 25)

          3.   Risks Relating to the Acquisition (page 26)

          4.   Commerical Lending (page 26)

          5.   Nonresidential Real Estate and Multi-Family Lending (page 26)

          6.   Decreasing Earnings and Impact on Return on Equity (page 27)

          7.   Existence of Minority Shares (page 27)

          8.   Possible Dilutive Effect of Future Stock Benefit Plans (page 27)

          9.   Potential   Benefits  to  Management   Upon  and   Subsequent  to
               Conversion (page 28)

          10.  ESOP Compensation Expense (page 28)

          11.  No Prior Market for Common Stock (page 29)

          12.  Competition (page 29)

          13.  Geographic Concentration of Loans (page 29)

          14.  Risk of Delayed Offering (page 29)

          15.  Anti-Takeover Provisions (page 30)

          16.  Regulatory Oversight and Recent Legislation (page 30)

          17.  Income Tax Consequences of Subscription Rights (page 31)


Signature:___________________________________________

Date: _______________________________________________